Exhibit 10.27

FORFEITURE AGREEMENT

This FORFEITURE AGREEMENT (this “Agreement”), dated as of December 21, 2021, is made by and among HC Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), a holder of Parent Class B Ordinary Shares and Parent Class A Ordinary Shares, HealthCor Catalio Acquisition Corp. (“HealthCor”), Liminal Sciences, Inc., a Delaware corporation (“Liminal”), and Hyperfine, Inc., a Delaware corporation (the “Hyperfine”) (Hyperfine and Liminal are each, a “Company” and, are collectively, the “Companies”). The Sponsor, HealthCor and the Companies shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, HealthCor, the Companies and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as July 7, 2021 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, the Parties have agreed to proceed with the transactions contemplated by the Business Combination Agreement (subject to its terms and the terms of the Ancillary Documents), on the basis of the Sponsor entering into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.            Forfeiture. Effective as of immediately prior to, and subject to the consummation of, the Closing, Sponsor irrevocably agrees that 150,000 shares of New Parent Class B Common Stock owned by the Sponsor shall be automatically and irrevocably forfeited by the Sponsor to HealthCor as a capital contribution and for no consideration other than the consideration set forth in the recitals above, and automatically cancelled (the “Forfeiture”).

2.            Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void upon the earlier of (a) immediately after the Forfeiture; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 5(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination. For purposes of this Section 5, “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

3.            Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

4.            Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by all of the Parties hereto. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by Sponsor without the prior written consent of the Companies (to be withheld or given in their sole discretion).

5.            No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

6.            Incorporation by Reference. Sections 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HEALTHCOR CATALIO ACQUISITION CORP.

By:	/s/ Christine Clarke
Name: Christine Clarke
Title: Chief Financial Officer

[Signature Page to Forfeiture Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SPONSOR:

HC SPONSOR LLC

By:	/s/ Christine Clarke
Name: Christine Clarke
Title: Chief Financial Officer

[Signature Page to Forfeiture Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

COMPANIES:

HYPERFINE, INC.

By:	/s/ Jonathan M. Rothberg
Name: Jonathan M. Rothberg
Title: Executive Vice Chairman

LIMINAL SCIENCES, INC.

By:	/s/ Jonathan M. Rothberg
Name: Jonathan M. Rothberg
Title: Executive Chairman

[Signature Page to Forfeiture Agreement]